Exhibit 10.3

DATED November 13, 2025

AMENDED AND RESTATED RELATIONSHIP AGREEMENT

between

DIVERSIFIED ENERGY COMPANY, DIVERSIFIED ENERGY COMPANY PLC

and

EIG MANAGEMENT COMPANY, LLC

CONTENTS

1	Interpretation	1

2	Commencement and duration	5

3	Nominated director appointment rights	5

4	Undertakings	7

5	Procedure on conflict	8

6	Information	8

7	Confidentiality	9

8	Standstill	10

9	Termination	11

10	Status of this Agreement	11

11	Assignment	11

12	Entire agreement	11

13	Counterparts	12

14	Variation and waiver	12

15	No partnership or agency	12

16	Notices and consents	12

17	Severance	13

18	Rights of third-parties	13

19	Inadequacy of damages	14

20	Rights and remedies	14

21	Governing law	14

22	Jurisdiction	14

23	Further assurances	14

i

THIS AGREEMENT is dated November 13, 2025

BETWEEN:

(1)	Diversified Energy Company, a Delaware corporation (“Parent”);

(2)
Diversified Energy Company PLC, a public company incorporated in England and Wales under number 09156132 whose registered office is at 4th Floor Phoenix House, 1 Station Hill, Reading, Berkshire, United Kingdom, RG1 1NB (“Prior Parent”); and

(3)	EIG Management Company, LLC, a Delaware limited liability company (“EIG”).

Each of Parent, Prior Parent and EIG being a “Party” and together, the “Parties”.

WHEREAS, in connection with the acquisition of Maverick Natural Resources, LLC, Prior Parent and EIG entered into that certain Relationship Agreement, dated March 14, 2025 (the “Original Agreement”);

WHEREAS,  the Original Agreement set forth certain rights and obligations of Prior Parent and EIG with respect to certain corporate governance, information sharing, confidentiality, standstill and related matters;

WHEREAS, effective upon the Parent becoming the holding company of the Prior Parent pursuant to a scheme of arrangement under Part 26 of the Companies Act, 2006, as amended, and admission of the shares of common stock, $0.01 par value per share, of Parent to listing on the NYSE and to the equity shares (international commercial companies secondary listing) category of the Official List of the FCA, and to trading on the main market of the London Stock Exchange,  Parent became the publicly traded parent company of the Diversified group;

WHEREAS, the Parties desire to amend and restate the Original Agreement in its entirety in order to reflect the substitution of Parent for Prior Parent, to confirm the continuation of all rights and obligations thereunder with respect to the Parties, and to conform the governing law and related provisions to the laws of the State of Delaware.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the Parties agree that the Original Agreement is hereby amended and restated in its entirety as follows.

1	Interpretation

1.1	The definitions and rules of interpretation in this clause 1 apply in this Agreement.

Affiliate:
with respect to any person, any other person that directly or indirectly through one or more intermediaries controls or is controlled by specified person; provided that, with respect to a stockholder or any of its Affiliates, (x) “Affiliate” does not include any portfolio company of a stockholder or any of its Affiliates and (y) for purposes of this Agreement, Parent and its subsidiaries shall not be deemed to be an Affiliate of any stockholder of Parent or such stockholder’s Affiliates.

Agreement:	this Amended and Restated Relationship Agreement as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms herein.

Applicable Law:
applicable statutes, laws, common laws, treaties, acts, constitutions, regulations, rules, codes, by-laws, injunctions, judgments, binding decrees, ordinances, rulings, awards, writs, orders or other binding requirement of any governmental authority.

Board:	the board of directors of Parent from time to time.

Business Day:	any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York, United States or London, England.

Bylaws:	The bylaws of Parent, as amended from time to time.

Certificate of Incorporation:	The certificate of incorporation of Parent, as amended from time to time.

Common Stock:
means the shares of common stock, $0.01 par value per share, of the Parent, and any other capital stock of the Parent into which such common stock is reclassified or reconstituted and any other common stock of the Parent.

Confidential Information:	any information of a secret or confidential nature received by a Party (or its Affiliates) from the other Party (or its Affiliates) in connection with this Agreement.

Control:
As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

DGCL:	Delaware General Corporation Law

Director:	a member of the Board of Directors of Parent from time to time.

Disclosure Guidance and Transparency Rules:	the Disclosure Guidance and Transparency Rules made by the FCA and forming part of the FCA Handbook of rules and guidance, as amended from time to time.

Exchange Act:	the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

Effective Date:	the date on which the shares of Common Stock commence trading on the New York Stock Exchange.

FCA:	the United Kingdom’s Financial Conduct Authority acting in its capacity as relevant competent authority the United Kingdom under Part VI of the FSMA (as defined herein).

FSMA:	the Financial Services and Markets Act 2000, including any regulations or other legislation made pursuant thereto or in substitution therefor, each as amended from time to time.

Governmental Authority:
any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Group:	Parent and its subsidiaries.

Independent Director:	a Director who meets the definition of independence set forth in the NYSE’s listing standards, as determined by the Board.

Listing Rules:	the Listing Rules made by the FCA under Part VI of FSMA and forming part of the FCA’s Handbook of rules and guidance as amended from time to time.

London Stock Exchange:	London Stock Exchange plc.

Market Abuse Regulation:
the UK version of Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse, as it forms part of UK domestic law pursuant to the European Union (Withdrawal) Act 2018, as amended from time to time.

Nominated Director:	has the meaning given to that term in clause 3.1.

Nominating and Corporate Governance Committee:	the Nominating and Corporate Governance Committee of the Board as constituted from time to time.

NYSE:	the New York Stock Exchange.

Official List:	the official list maintained by the FCA pursuant to Part 6 of FSMA.

Outstanding Shares of Common Stock:	at any given time, the aggregate number of shares of Common Stock issued by Parent and outstanding at such time (which, for the avoidance of doubt, does not include treasury shares).

SEC:	the Securities and Exchange Commission.

Securities Act:	means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

Termination Date:	has the meaning given in clause 2.

1.2	Clause and paragraph headings shall not affect the interpretation of this Agreement.

1.3	References to clauses are to the clauses of this Agreement.

1.4
A reference to this Agreement or to any other agreement or document referred to in this Agreement is a reference to this Agreement or such other agreement or document as varied or novated in accordance with its terms from time to time.

1.5	Unless the context otherwise requires, words in the singular shall include the plural and, in the plural, shall include the singular.

1.6	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.7
A person includes a natural person, corporation, partnership, limited liability company, limited liability partnership, joint venture, syndicate, trust, association, organization or other entity, and including any successor, by merger or otherwise, of any of the foregoing.

1.8	A reference to any Party shall include that Party’s successors.

1.9	A reference to a company shall include any company, corporation or limited liability company.

1.10	A reference to writing or written includes email.

1.11
Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.12	A reference to a statute, statutory provision, code, regulation or rule is a reference to it as amended, extended, consolidated, replaced or re-enacted from time to time.

1.13	A reference to a legislative or regulatory provision, rule or code shall include all subordinate legislation, regulations, rules and codes made from time to time under that provision, rule or code.

1.14	Any obligation on a Party not to do something includes an obligation not to allow that thing to be done.

2	Commencement and duration

2.1
This Agreement shall come into force on the Effective Date and shall continue in full force and effect until the date that this Agreement is terminated in accordance with clause 9 (the “Termination Date”).

3	Nominated director appointment rights

3.1	Parent agrees that for so long as EIG (including, for purposes of this clause 3, all of EIG’s controlled Affiliates) holds, in the aggregate:

(a)
less than twenty percent (20%) but no less than ten percent (10%) of the Outstanding Shares of Common Stock, EIG shall be entitled to nominate for appointment one Independent Director to the Board (such persons referenced in clause 3.1(a) and 3.1(b) being “Nominated Directors”); and

(b)	no less than ten percent (10%) of the Outstanding Shares of Common Stock, the number of Directors on the Board shall not exceed eight (8) without the prior written consent of EIG.

3.2
The Parties agree that EIG’s right to nominate for appointment the Nominated Directors pursuant to clauses 3.1(a) and 3.1(b) shall cease immediately on the Business Day on which EIG ceases to hold at least ten percent (10%) of the Outstanding Shares of Common Stock, respectively, and EIG shall not be entitled to nominate for appointment a Nominated Director if it holds, in the aggregate, less than ten percent (10%) of the Outstanding Shares of Common Stock.

3.3
Any nomination for appointment of a Nominated Director by EIG shall be made by written notice to Parent, provided that the Nominated Director as of the date of this Agreement shall be Randall Wade. Prior to the appointment of a Nominated Director pursuant to this clause 3, EIG shall consult in advance and take into account the reasonable representations of the Nominating and Corporate Governance Committee and the Board regarding the identity, qualifications and suitability of the person proposed to be appointed. No Nominated Director shall be appointed as a Director if the Nominating and Corporate Governance Committee (acting in good faith) determines that such appointment would have an adverse effect on the reputation or good standing of Parent.

3.4
For so long as required pursuant to clause 3.1 and subject to clauses 3.3, 3.5 and 3.6 and to the requirements of the Certificate of Incorporation, Parent shall, within ten Business Days after the date of written notice from EIG in accordance with clause 3.1, procure that the person so nominated is appointed as a Director on the Board.

3.5	Parent’s obligation to formally appoint a Nominated Director in accordance with clause 3.3 shall be subject to and conditioned on that person:

(a)	not being an employee of Parent or its subsidiaries;

(b)	not being involved in any of the events enumerated in Item 2(d) or Item 2(e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act;

(c)	not being prohibited under the Listing Rules;

(d)	not being subject to any order, decree or judgment of any Governmental Authority prohibiting service as a director of any public company; and

(e)
completing and signing a questionnaire in the same form required of all non-employee Directors and agreeing to adhere to any and all policies, procedures, processes, codes, rules, standards and guidelines of the Parent applicable to all non-employee Directors, including the Parent’s code of business conduct and ethics, securities trading policies and corporate governance guidelines.

3.6
If a Nominated Director ceases to serve for any reason, EIG shall, subject to EIG being entitled to nominate such individual for appointment as a Director pursuant to clause 3.1, be entitled to nominate such person’s successor for appointment in accordance with this Agreement and the Board shall promptly fill the vacancy with such successor Nominated Director in accordance with this Agreement.

3.7
If EIG is no longer entitled to nominate a Nominated Director(s) pursuant to clauses 3.1 and 3.2, then upon receipt of a request from Parent to EIG or the applicable Nominated Director, such Nominated Director(s) shall (and EIG shall, to the extent legally able to do so, cause such Nominated Director(s) to) tender his resignation as a Director to be effective forthwith and such Nominated Director(s) shall not be entitled to seek compensation for loss of office and shall be deemed to have waived all claims that the relevant Nominated Director may have against Parent in connection thereto. For the avoidance of doubt, this shall not prejudice any Nominated Director’s right to indemnification from Parent in respect of his period of office, whether under the Certificate of Incorporation, Bylaws or a separate indemnification agreement with Parent, nor any Nominated Director’s rights and/or claims as a stockholder of Parent. If the relevant Nominated Director refuses to resign, the Parties shall use their best endeavors to ensure that the relevant Nominated Director is removed at an annual or special meeting of the stockholders called under the Certificate of Incorporation as soon as practicable.

3.8
EIG agrees that, if the appointment of a particular Nominated Director is terminated by Parent for any reason set out in clause 3.7 above, then EIG will procure the resignation of such individual as soon as reasonably practicable and EIG will not (save with the prior approval of the Nomination Committee) be entitled to nominate such individual for reappointment as a Nominated Director.

3.9
Each Nominated Director shall receive the same compensation for his service as a non- executive director to Parent, and shall be entitled to the same rights to indemnification and exculpation from Parent, in each case, as the other Directors that are not Nominated Directors. Each Nominated Director shall be reimbursed by Parent for all reasonable travel and other out-of-pocket expenses that such Nominated Director incurs in attending or participating in meetings of the Board or otherwise fulfilling such Nominated Director’s duties as a director, at the same rate and in the same manner as the other Directors that are not Nominated Directors.

3.10
EIG shall indemnify Parent on demand in full against any liabilities incurred by Parent and arising as a direct result of any claims by a Nominated Director arising from loss of office, together with any costs reasonably incurred by Parent in connection with the convening, holding and/or administration of any annual or special meeting to consider any resolution to remove such Nominated Director.

3.11
EIG shall notify Parent promptly upon ceasing to ten percent (10%) or more, of the Outstanding Shares of Common Stock and shall provide such information as may reasonably be required by Parent from time to time (and in any case prior to the appointment of any Nominated Director) to evidence that EIG continues to hold ten percent (10%) or more of the Outstanding Shares of Common Stock, as the case may be.

4	Undertakings

4.1	EIG undertakes to Parent that it shall, and shall procure that its Affiliates and Nominated Directors (subject to such directors complying with their legal and fiduciary duties) shall:

(a)
not take any action that would have the effect of preventing Parent or any other member of the Group from complying with Applicable Law, including any obligations under the Securities Act, the Exchange Act or NYSE rules and regulations, the Listing Rules, Disclosure Guidance and Transparency Rules, the Market Abuse Regulation, the requirements of the London Stock Exchange, the FSMA, or the Financial Services Act, 2012;

(b)
not propose or procure the proposal of any stockholder resolution which is intended or appears to be intended to circumvent the proper application of the Exchange Act, the NYSE listing standards or the Listing Rules;

(c)
not take any action that would have the effect of preventing Parent, any other member of the Group or the Board from managing their affairs in accordance with the principles of good governance set out in Parent’s code of business conduct and ethics, corporate governance guidelines or any Board committee charter;

(d)
not exercise any voting or other rights and powers as a stockholder of Parent to procure or propose, or vote in favor of, any resolution which would be inconsistent with, undermine or breach any provisions of this Agreement, the Securities Act, the Exchange Act, the NYSE listing standards, the DGCL, the Listing Rules, Disclosure Guidance and Transparency Rules, or the Market Abuse Regulation; and

(e)
not take any steps or actions which would result in the cancellation of, or prevent Parent from maintaining, or render Parent unsuitable for, listing on the NYSE and/or the equity shares (international commercial companies secondary listing) category of the Official List and to trading on the main market for listed securities of the London Stock Exchange, unless recommended by the Board, or result in the Parent being subject to enforcement actions or other adverse governmental or regulatory action or any judicial proceedings.

5	Procedure on conflict

5.1
If, in the opinion of a majority of the Independent Directors present at a meeting of the Board, a matter, transaction, arrangement or agreement gives rise to a conflict of interest (direct or indirect) between:

(a)	any member of the Group, on the one hand; and

(b)	any Nominated Director, EIG or any of their Affiliates, on the other hand, (each, a “Conflict”), the Nominated Director shall:

(i)         recuse himself from any Board or committee meeting (or the relevant part thereof) during which any matter, transaction, arrangement or agreement to which the Conflict relates is discussed;

(ii)       not receive any Board or committee materials relating to the Conflict, unless a majority of the Independent Directors otherwise determines; and

(iii)       not vote in relation to that matter, transaction, arrangement or agreement.

6	Information

6.1
For so long as EIG is entitled to nominate for appointment a Nominated Director pursuant to this Agreement, and subject to compliance by Parent with its legal and regulatory obligations, Parent shall provide to EIG (or arrange for EIG to be provided with) such financial and other information as may be reasonably requested by EIG for the purpose of:

(a)	completing any tax return or other filing which may be required by Applicable Law;

(b)	any audit or regulatory reason; or

(c)	meeting its financial reporting requirements.

Nothing in this clause 6 shall oblige Parent to take any action which in its reasonable opinion would be to the material detriment of the Group or any of the Group’s stockholders (other than EIG and/or its Affiliates).

6.2
Each Nominated Director shall, to the extent permitted by Applicable Law and subject to that Nominated Director complying with his duties as a Director, be entitled to disclose any information received under or in connection with this Agreement to EIG, provided that EIG and its Affiliates keep all such information received as Confidential Information. A Nominated Director may not disclose such information for the purposes of any competing business interests.

6.3	EIG agrees, and agrees to cause its Affiliates to agree, to treat as Confidential Information all information provided to them under clauses 6.1 and 6.2.

6.4
EIG acknowledges that (a) inside information and/or material non-public information may only be disclosed by any person (including a Nominated Director) in limited circumstances permitted by Applicable Law, and (b) notwithstanding the foregoing, any information disclosed to it by a Nominated Director, Parent or any other member of the Group may be inside information and/or material non-public information, and that EIG and its Affiliates are subject to Applicable Laws relating to market abuse and insider trading in respect of any transactions involving Parent’s securities while in possession of any such information.

6.5	Parent and the Group accept no responsibility for or liability in respect of the information disclosed to EIG or any of its Affiliates pursuant to this clause 6.

7	Confidentiality

7.1
Each Party shall use all reasonable efforts to ensure that Confidential Information of the other Party shall be treated as confidential by it and its officers, employees and agents and shall not be disclosed to any third party.

7.2
No Party shall make nor, in the case of Parent, permit any other member of the Group to make and, in the case of EIG, permit any of its Affiliates to make, any announcement concerning the subject matter of this Agreement, except to the extent disclosure by Parent is required to comply with its SEC, FCA, London Stock Exchange and NYSE disclosure obligations or Applicable Law.

7.3	Nothing in this clause 7 prevents disclosure by any Party of Confidential Information of the other Party:

(a)	with the prior written approval of the other Party;

(b)	to the extent required by Applicable Law or by SEC, NYSE, the FCA, London Stock Exchange, or any other Governmental Authority;

(c)	to the extent that the information, at the time of disclosure, is already in the public domain other than as a result of a breach of this Agreement;

(d)	to the extent that the information is received from a person possessing it otherwise than as a result of any breach by any person of a duty of confidentiality to the other Party;

(e)	for the purpose of pursuing or defending any proceedings arising out of this Agreement or the Certificate of Incorporation; or

(f)
unless prohibited by Applicable Law, to that Party’s Affiliates and its and their professional advisers, auditors or bankers, provided that prior to any disclosure to any such person, the relevant Party shall procure that such person is made aware of the terms of this clause 7 and the relevant Party shall cause such person to adhere to these terms as if it were bound by the provisions of this clause 7.

8	Standstill

8.1
Until March 16, 2026, EIG shall not, and shall procure that none of its Affiliates shall, either alone or with other persons, directly or indirectly, whether alone or acting in concert with others, without Parent’s prior written consent:

(a)
acquire, offer to acquire, procure, induce or encourage any other person to acquire any further direct or indirect interest in any shares of Common Stock or other securities of Parent or any member of its Group (“Parent Securities”) or enter into any agreement, arrangement or understanding (whether legally binding or not) or do or omit to do any act as a result of which it or any person may acquire any further direct or indirect interest in any Parent Securities;

(b)
make, announce, procure or induce any other person to make or announce any firm offer, possible offer, invitation or solicitation for all or any interest in Parent Securities, or enter into any agreement, arrangement or understanding (whether legally binding or not), or do or omit to do any act as a result of which any person may become obliged to make or announce a firm offer, possible offer, invitation or solicitation for such an interest;

(c)
submit any proposal which because of its terms would be required to be made public by Parent, or announce any proposal for any purchase, offer, tender, merger, consolidation, share exchange, restructuring, recapitalization or similar transaction which in any case involves Parent Securities or any material undertakings, assets or business of Parent;

(d)
make or in any way participate, directly or indirectly, in any solicitation of proxies  (as such terms are used in the proxy rules of the SEC promulgated pursuant to Section 14 of the Exchange Act) or votes or any attempt to influence votes from or by any holder of Common Stock or other Parent Securities in connection with any vote of holders of Parent Securities (other than, in each case, in a manner that is recommended by the Board) or call, or seek to call, a meeting of the stockholders of Parent or initiate any stockholder proposal for action by stockholders of Parent;

(e)	enter into any agreement or arrangement (whether or not legally binding) with any person relating to or connected with any of the foregoing; or

(f)	advise or knowingly assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other persons in connection with any of the foregoing activities.

9	Termination

9.1
This Agreement will terminate automatically upon the earlier of (i) the date on which EIG ceases to hold at least ten percent (10%) of the Outstanding Shares of Common Stock (including, for purposes of this clause 9.1, any Outstanding Shares of Common Stock held by EIG’s controlled Affiliates or persons acting as part of a “group” with EIG, as determined in accordance with Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder), or (ii) the date on which this Agreement is terminated by the mutual written consent of Parent and EIG.

9.2
Termination of this Agreement shall not affect any rights, remedies, obligations or liabilities of the Parties that have accrued up to the date of termination, including the right to claim damages in respect of any breach of the Agreement which existed at or before the date of termination.

9.3
If this Agreement is terminated pursuant to the provisions of this clause 9, such termination shall be without prejudice to the provisions of clauses 3.9, 7, 21 and 22, which clauses shall continue in full force and effect.

10	Status of this Agreement

10.1	If there is any inconsistency between any of the provisions of this Agreement and the Certificate of Incorporation, the provisions of the Certificate of Incorporation shall prevail.

10.2
For the avoidance of doubt, the obligations of each of the Parties under this Agreement shall be subject to all applicable legal and regulatory requirements and no Party shall be required to breach any such law, regulation, rule or code.

11	Assignment

This Agreement is personal to the Parties and no Party shall assign, transfer, mortgage, charge, subcontract, declare a trust over or deal in any other manner with any of its rights and obligations under this Agreement; provided, that EIG may assign or transfer its respective rights, interests or obligations under this Agreement to an Affiliate of EIG, but, in each such case, no such assignment shall relieve EIG of any of its obligations hereunder.

12	Entire agreement

This Agreement constitutes the entire agreement between the Parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to their subject matter.

13	Counterparts

13.1
This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one Agreement.

13.2
Transmission of an executed counterpart of this Agreement (but for the avoidance of doubt not just a signature page) by e-mail (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this Agreement. If either method of delivery is adopted, without prejudice to the validity of the Agreement thus made, each Party shall provide the other Parties with the original of such counterpart as soon as reasonably possible thereafter.

13.3	No counterpart shall be effective until each Party has executed and delivered at least one counterpart.

14	Variation and waiver

14.1	No amendment of this Agreement shall be effective unless it is made in writing and signed and delivered by the Parties (or their authorized representatives).

14.2	A waiver of any right or remedy under this Agreement or by law is only effective if it is given in writing and shall not be deemed a waiver of any subsequent right or remedy.

14.3
A failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law shall not constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict any further exercise of that or any other right or remedy.

14.4	No single or partial exercise of such right or remedy provided under this Agreement or by law shall prevent or restrict any further exercise of that or any other right or remedy.

14.5	The rights and remedies provided in this Agreement are cumulative and do not exclude any rights or remedies provided by law except as otherwise expressly provided.

15	No partnership or agency

15.1	Nothing in this Agreement is intended to, or shall be deemed to, establish any partnership between the Parties or constitute any Party the agent of another Party.

15.2	Each Party confirms it is acting on its own behalf and not for the benefit of any other person.

16	Notices and consents

16.1
All notices and other communications that are required or may be given pursuant to this Agreement must be given in writing, in English, and shall be deemed to have been given (a) when delivered personally, by courier, to the addressee, (b) when received by the addressee if sent by registered or certified mail, postage prepaid, or (c) on the date sent by email (upon affirmative or automated reply by email by the intended recipient that such email was received) if sent during normal business hours of the recipient or on the next Business Day if sent after normal business hours of the recipient. Such notices and other communications must be sent to the following addresses or email addresses:

(a)	Parent

Address:	Diversified Energy Company
1600 Corporate Drive
Birmingham, Alabama 35242, USA

For the attention of:	Ben Sullivan

Email Address:	bsullivan@dgoc.com

(b)	EIG

Address:	EIG Management Company, LLC
600 New Hampshire Avenue NW, Suite 1200
Washington, DC 20037

For the attention of:	General Counsel
Kristin Kelly
Christian Hebert

Email Addresses:	notices@eigpartners.com
kristin.kelly@eigpartners.com
christian.hebert@eigpartners.com

16.2	Either Party may change its address or email address for notice purposes by written notice to the other Party in the manner set forth above.

17	Severance

17.1
If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this Agreement.

17.2
If any provision or part-provision of this Agreement is deemed deleted under clause 17.1, the Parties shall negotiate in good faith to agree a replacement provision that, to the greatest extent possible, achieves the intended commercial result of the original provision. Any such amendment will be made in accordance with clause 14.

18	Rights of third-parties

This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

19	Specific Performance and Injunctive Relief

Without prejudice to any other rights or remedies that the Parties may have, the Parties acknowledge and agree that damages alone would not be an adequate remedy for any breach of the terms of this Agreement. Accordingly, the Parties shall be entitled to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the terms of this Agreement.

20	Rights and remedies

Except as expressly provided in this Agreement, the rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

21	Governing law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

22	Jurisdiction; Waiver of Jury Trial

In any judicial proceeding involving any dispute, controversy or claim between the Parties hereto arising out of or relating to this Agreement, each of the Parties hereto, by execution and delivery of this Agreement, unconditionally accepts and consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery and any state appellate court to which orders and judgments thereof may be appealed within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), including but not limited to the in personam and subject matter jurisdiction of those courts, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Delaware, and the appellate courts to which orders and judgments thereof may be appealed, waives any objections to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds or any other manner permitted by law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT

23	Further assurances

(a)
At any time after the date of this Agreement, each Party shall, and shall use all reasonable efforts to procure that any necessary third party shall, at the cost of that Party, execute such documents and do such acts and things as the other Party may reasonably require for the purpose of giving full effect to all the provisions of this Agreement.

(b)
At any time after the date of this Agreement, if Parent undertakes a change in its jurisdiction of incorporation by way of a redomiciliation, migration or similar transaction, the Parties shall amend this Agreement to provide the Parties with rights vis-à-vis such entity following such transaction that are substantially identical to those set forth in this Agreement to the fullest extent permitted by the Applicable Law of such new jurisdiction.

[signature pages to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

DIVERSIFIED ENERGY COMPANY PLC

By:	/s/ Benjamin M. Sullivan
Name:	Benjamin M. Sullivan
Title:	Senior Executive Vice President & Chief Legal and Risk Officer

DIVERSIFIED ENERGY COMPANY

By:	/s/ Benjamin M. Sullivan
Name:	Benjamin M. Sullivan
Title:	Senior Executive Vice President & Chief Legal and Risk Officer

[Signature Page to Amended and Restated Relationship Agreement]

EIG MANAGEMENT COMPANY, LLC

By:	/s/ Kristin Kelly
Name:	Kristin Kelly
Title:	Managing Director

By:	/s/ Kamyar Daneshvar
Name:	Kamyar Daneshvar
Title:	Associate General Counsel

[Signature Page to Amended and Restated Relationship Agreement]